UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material under § 240.14a-12

Mandiant, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following are customer and partner communications issued by Mandiant, Inc. in connection with its pending acquisition by Google LLC.

Mandiant Customer Email

Signed by: Kevin & Bill

Sent to: All Mandiant customers / transactional email

Subject: Mandiant to Join Google Cloud

March 8, 2022

Our vision is to be the best cyber security company in the world, with a single platform that blends our expertise, our intelligence and our technology to make Mandiant a seamless extension of our customers’ security operations. Today, Mandiant took an important step to help us accelerate that vision and better serve our customers by announcing that we have entered into a definitive agreement to be acquired by Google.

Mandiant’s mission is to make every organization secure from cyber threats and confident in their cyber security readiness. We have relentlessly pursued this objective by scaling our expertise and intelligence through our Mandiant Advantage SaaS platform.

Google Cloud shares a passion for cyber security. They have made security the cornerstone of their commitment to customers and users around the world – building cloud-native security into the foundation of their technology to block malware, phishing attempts, and potential cyber attacks at scale.

With more and more workloads being moved to the cloud, and with an ever-increasingly hostile threat environment, cloud security has never been more important. Combining Mandiant’s industry-leading security expertise with Google’s technology and scale will allow us to make a more profound and lasting impact securing the cloud.

I encourage you to read our press release on today’s announcement that addresses what this means for our customers. I also want to take this opportunity to discuss the positive outcomes of this combination and reinforce our pledge to you. Additionally, if you are currently a Google Cloud customer and have any questions about other agreements with them, please contact your Google Cloud account representative.

Benefits for Customers of Mandiant and Google Cloud

For Google Cloud – like Mandiant – cyber security is a mission. We have seen this demonstrated in the comprehensive cyber security capabilities they have built into the foundations of their technology, in the steps they have taken to warn organizations of threats to their systems, and in the major investments they continue to make to address the realities of today’s evolving threat landscape.

For Mandiant and our customers, this is an opportunity to accelerate the operationalization of our world-class intelligence, to extend the reach of the best consulting organization in the world, and to support more organizations with our innovative approach to cyber security – in areas like threat detection and intelligence, testing and validation, and managed multi-vendor XDR.

Mandiant will continue to be the organization that you can trust to offer the expertise and intelligence your organization needs for its cyber security readiness. Our controls-agnostic approach aligns with Google Cloud’s commitment to security. Google Cloud was a pioneer in offering multi-cloud technology, and their security operations suite will continue to provide a central point of intelligence, analysis, and operations across on-premises environments, Google Cloud and other cloud providers. With the addition of Mandiant, Google Cloud will advance these offerings and will be able to deliver a broader range of services to support an end-to-end security operations suite with even greater capabilities to serve customers across both on-premise and cloud environments.

Please be assured that we will continue to operate business as usual. We will continue delivering on our roadmaps and providing the services and products we have committed to you. We will honor all current quotes and contracts. Customer support, success and open lines of communication are a priority.

If you have any specific questions or need more information, please reach out to your Mandiant account team. I also encourage you to visit this page on our website where you will find information related to this announcement.

We greatly value the trust you have you placed in us, and I am proud of the progress Mandiant has made to protect you. I have no doubt the acquisition is the right move for our customers, as we are enabling both Mandiant and Google Cloud to leverage each other’s strengths to better serve your needs.

Thank you,

Kevin Mandia, CEO

Bill Robbins, CRO

Mandiant Partner Email

From: Kevin

Sent to: All Mandiant partners / transactional email

Subject: Mandiant to Join Google Cloud

March 8, 2022

Our vision is to be the best cyber security company in the world, with a single platform that blends our expertise, our intelligence and our technology to make Mandiant a seamless extension of our customers’ security operations. Today, Mandiant took an important step to help us accelerate that vision and better serve our partners – and our collective customers - by announcing that we have entered into a definitive agreement to be acquired by Google.

Mandiant’s mission is to make every organization secure from cyber threats and confident in their cyber security readiness. We have relentlessly pursued this objective by scaling our expertise and intelligence through our Mandiant Advantage SaaS platform. Our partner community has significantly helped us in this mission and for that we are grateful.

Google Cloud shares a passion for cyber security. For more than two decades, Google has made security the cornerstone of its commitment to customers and users around the world – building security into the foundation of its technology to block malware, phishing attempts and potential cyber attacks at scale.

Google Cloud also shares our commitment to you – our partners. They are deeply committed to supporting their partner ecosystem, and this acquisition will enable partners to offer broader solutions to customers.

I encourage you to read our press release on today’s announcement that addresses what this means for our customers. I also want to take this opportunity to discuss the positive outcomes of this combination and reinforce our pledge to you.

Benefits for our Partners

For Mandiant and our partners, this is an opportunity to accelerate our offerings, to extend our reach and to support more organizations with our innovative approach to cyber security – in areas like threat detection and intelligence, testing and validation, and managed multi-vendor XDR.

Mandiant will continue to be the organization that you can trust to offer the expertise and intelligence you need to meet your customer’s needs for their cyber security readiness. Our controls-agnostic approach aligns with Google Cloud’s commitment to security – we will continue to provide a central point of intelligence, analysis, and operations across on-premises environments, Google Cloud and other cloud providers. With the addition of Mandiant, Google will advance these offerings and will be able to deliver a broader range of services to support an end-to-end security operations suite with even greater capabilities that you can bring to your customer.

Until the transaction closes, we will continue to operate as separate entities. We will continue delivering on our roadmaps and providing the services and products we have committed to you and your customers. We will honor all current quotes and contracts. Customer support/success and open lines of communication are a priority.

If you have any specific questions or need more information, please reach out to your partner account team. I also encourage you to visit this page on our website where you will find information related to this announcement.

We greatly value the trust you have placed in us, and we are proud of the progress we have made together to secure and protect our collective customers. We have no doubt the acquisition is the right move for our partners – and our customers – as we are enabling both Mandiant and Google Cloud to leverage each other’s strengths to better serve your needs.

Thank you,

Kevin Mandia, CEO

Bill Robbins, CRO

Additional Information and Where to Find It

Mandiant, Inc. (“Mandiant”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Mandiant (the “Transaction”). Mandiant plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction.

Enrique T. Salem, Kevin R. Mandia, Kimberly Alexy, Sara C. Andrews, Ronald E.F. Codd, Arthur W. Coviello, Jr., Adrian McDermott, Viral Patel, and Robert E. Switz, all of whom are members of Mandiant’s Board of Directors, and Frank E. Verdecanna, who is Mandiant’s Executive Vice President and Chief Financial Officer, are participants in Mandiant’s solicitation. Other than Mr. Mandia, none of such participants owns in excess of 1.0% of Mandiant’s common stock. Mr. Mandia may be deemed to own approximately 1.5% of Mandiant’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Mandiant’s definitive proxy statement for its 2021 Annual Meeting of Stockholders (the “2021 Proxy Statement”), which was filed with the SEC on April 27, 2021. To the extent that holdings of Mandiant’s securities have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Mandiant will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MANDIANT WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Mandiant with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Mandiant’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Mandiant with the SEC in connection with the Transaction will also be available, free of charge, at Mandiant’s investor relations website (https://investors.mandiant.com) or by contacting Mandiant’s Investor Relations at investor.relations@mandiant.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Mandiant’s Board of Directors in approving the Transaction; and expectations for Mandiant following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Mandiant’s assumptions prove incorrect, Mandiant’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Mandiant’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Mandiant’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Mandiant files with the SEC, including Mandiant’s Annual Report on Form 10-K filed with the SEC on March 1, 2022, and Quarterly Reports on Form 10-Q filed with the SEC on April 30, 2021, August 9, 2021, and November 9, 2021, each of which may be obtained on the investor relations section of Mandiant’s website (https:// investors.mandiant.com). All forward-looking statements in this communication are based on information available to Mandiant as of the date of this communication, and Mandiant does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.